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                              BABY SUPERSTORE INC.

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

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


                                                      Thirteen Weeks Ended                  Thirty-nine Weeks Ended
                                                  October 30,       October 25,          October 30,      October 25,
                                                      1996              1995                 1996             1995
                                                 ------------       -----------          -----------      --------

Net Income (Loss)                                $    (998,000)    $   2,335,000        $ (9,405,000)   $    8,539,000
                                                 ==============    =============        =============   ==============

Weighted average shares outstanding
during the period:
   Common Stock                                     19,235,911        19,182,974           19,232,279       18,998,847
   Net effect of dilutive stock options
      and warrants - based on the treasury
      stock method using the average
      market price                                         ---           549,474                  ---          543,411
                                                --------------   ---------------  -------------------   --------------
Weighted average common and common
equivalents shares outstanding                      19,235,911        19,732,448           19,232,279       19,542,258
                                                ==============     =============         ============     ============

PRIMARY NET INCOME (LOSS)
PER COMMON SHARE                             $           (0.05)    $        0.12     $         (0.49) $           0.44
                                             ===================   =============     ================ ================

Weighted average shares outstanding
during the period:
   Common Stock                                     19,235,911        19,182,974           19,232,279       18,998,847
   Net effect of dilutive stock options
      and warrants - based on the treasury
      stock method using the greater of
      ending or average market price                       ---           549,474                  ---          543,411
                                               ---------------   --------------- --------------------  ---------------
Weighted average common and common
equivalent shares outstanding                       19,235,911        19,732,448           19,232,279       19,542,258
                                                ==============      ============        =============     ============

FULLY DILUTED NET INCOME
(LOSS) PER COMMON SHARE                       $          (0.05)  $          0.12     $         (0.49) $           0.44
                                              =================  ===============     ================ ================
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